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                                                                EXHIBIT 5


                      [Dechert Price & Rhoads Letterhead]

                                April 13, 20000

Internet Capital Group, Inc.
435 Devon Park Drive
Building 600
Wayne, Pennsylvania 19087

          Re:  Registration on Form S-8 of 21,173,699 Shares of Common Stock of
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               Internet Capital Group, Inc.
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Gentlemen and Ladies:

          We have acted as counsel for Internet Capital Group, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 21,173,699 shares of the Company's Common Stock, par value $.001 per share ("Common Stock"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement") to be filed today with the Securities and Exchange Commission under the Securities Act relating to the Company's 1999 Equity Compensation Plan and its Membership Profit Interest Plan (together, the "Plans").

          We have participated in the preparation of the Registration Statement and examined such corporate records and documents and matters of law as we have considered appropriate to enable us to give this opinion. In making our examination we assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

          Based upon the foregoing, it is our opinion that the Shares issuable pursuant to the Plans, when delivered and paid for in accordance with the terms of the Plans, will be duly authorized, validly issued, fully paid and nonassessable.

          Our opinion contained herein relates solely to the Delaware General Corporation Law, and we express no opinion herein concerning the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                              Very truly yours,

                              Dechert Price & Rhoads